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                                                                    EXHIBIT 23.2


                  CONSENT OF HANNIS T. BOURGEOIS & CO., L.L.P.

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Regions Financial Corporation and to the incorporation by reference therein of our report dated January 15, 1994 (except for Note P, as to which the date is March 16, 1994), with respect to the consolidated financial statements of BNR Bancshares, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                       /s/ Hannis T. Bourgeois & Co., L.L.P.


Baton Rouge, Louisiana
June 21, 1994